Provide proof of use without charge

This unit is located at A123, Unit 308, No. 16, North Yunding Road, Huli District, Xiamen City, with an area of 15 square meters. It will be provided free of charge to Xiamen Xingshu Shandian Culture Media Co.,Ltd. as the company residence from September 18, 2023 to September 30, 2024.

Xiamen Affairs
Department